Exhibit 10.1
FIRST AMENDMENT
TO THE
CINEMARK HOLDINGS, INC.
2006 LONG TERM INCENTIVE PLAN
     This First Amendment (the “Amendment”), dated November 12, 2007 (the “Effective Date”), is made by Cinemark Holdings, Inc., a Delaware corporation (the “Company”), to the Cinemark Holdings, Inc. 2006 Long Term Incentive Plan (herein referred to as the “2006 Plan”), pursuant to the authorization of the Company’s board of directors (the “Board”) and stockholders. All capitalized terms not defined herein shall have the meaning ascribed to them in the 2006 Plan.
     WHEREAS, the Company maintains the 2006 Plan to retain the services of the Company’s officers, other employees, directors and consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates; and
     WHEREAS, the Board deems it to be in the best interest of the Company to amend the 2006 Plan to, among other things, (1) provide for the ability to exercise an option on a cashless basis, by decreasing the number of shares deliverable upon the exercise of such option by an amount equal to the number of shares having an aggregate fair market value equal to the aggregate exercise price of such option (“Stock Withholding”) and (2) apply the provision of Stock Withholding to all awards granted but yet to be exercised under the 2006 Plan.
     NOW, THEREFORE, pursuant to the authority to amend, reserved in Section 8.1 of the 2006 Plan, the 2006 Plan is hereby amended as follows:
1. Section 5.4(f) is amended and restated to read in its entirety as follows:
     (f) Payment of Exercise Price and Delivery of Shares. The entire exercise price of shares of Common Stock purchased upon exercise of Options shall, at the time of purchase, be paid for in full (the “Exercise Price”). To the extent that the right to purchase shares has become exercisable in accordance with the terms of the Plan and the applicable Option Agreement, Options may be exercised from time to time by written notice to the Administrator, stating the full number of shares with respect to which the Option is being exercised and the proposed time of delivery thereof (which shall be at least five (5) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon by the Optionholder (or other person entitled to exercise the Option) and the Administrator), accompanied by payment to the Company of the Exercise Price in full . Such payment shall be effected (i) by certified or official bank check, (ii) if so permitted by the Administrator, by the delivery of a number of shares of Common Stock owned by the Participant for at least six months (or such other period as may be established from time to time by the Administrator or required by generally accepted accounting principles) (the “Requisite Holding Period”) duly endorsed for transfer to the Company (plus cash if necessary) having a Fair Market Value equal to the amount of such Exercise Price, (iii) if so permitted by the Administrator, by payment with financial assistance from the Company in accordance with the provisions of Section 7.4(f) hereof, (iv) in the case of an Option, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or readily tradable on a recognized securities market or any similar system whereby the stock is regularly quoted by a recognized securities dealer), by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “Cashless Exercise”); provided, however, a Cashless Exercise by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company or a Subsidiary in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Securities Exchange Act of 1934, 15 U.S.C. § 78m(k)) shall be prohibited or (v) in the case of an Option, subject to the discretion of the Administrator, upon such terms as the Administrator shall approve, by notice of exercise including a statement directing the Company to retain such number of shares of Common Stock from any transfer to the Optionholder (“Stock Withholding”) that otherwise would have been delivered by the Company upon exercise of the Option having a Fair Market Value equal to all or part of the Exercise Price of such Option exercise. In the event the Exercise Price requires retention of a fractional share, the number of shares subject to Stock Withholding shall be rounded down and the Optionholder shall be required to pay the remainder of the Exercise Price by certified or official bank check. Any shares retained for the purpose of satisfying the Stock Withholding shall not again be available for issuance under the Plan. In addition to payment of the Exercise Price, the Optionholder shall be required to include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or a Subsidiary as a result of the exercise of an Option.  The Optionholder may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) certified or official bank check (ii) Cashless Exercise, if the Stock is publicly traded and the Cashless Exercise does not violate Section 402(a) of the Sarbanes-Oxley Act; (iii) tendering Common Stock owned by the Optionholder meeting the Requisite Holding Period, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the withholding due for the number of shares being exercised or purchased; (iv) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionholder (“Stock Withholding”); or (v) a combination of one or more of the foregoing payment methods.  Any shares issued pursuant to the exercise of an Option and transferred by the Optionholder to the Company for the purpose of satisfying any withholding obligation shall not again be available for issuance under the Plan. The Administrator will, as soon as reasonably possible, notify the Optionholder (or such Optionholder’s representative) of the amount of employment tax and other withholding tax that must be paid under federal, state and local law due to the exercise of the Option. At the time of delivery, the Company shall, without transfer or issue tax to the Optionholder (or other person entitled to exercise the Option), deliver to the Optionholder (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for the Option Shares after the Exercise Price and all federal, state, local or other income, excise or employment taxes subject to withholding have been paid; provided, however, that the time of delivery may be postponed by the Administrator for such period as may be required for it with reasonable diligence to comply with any requirements of law.

2. A new Section 9.10 is added as follows:
     9.10 Prior Option Agreements. Each Option Agreement entered into prior to the Effective Date of this Amendment is hereby amended to conform to the provisions of Section 5.4(f) of the Plan that govern the payment of the Exercise Price.
3. Except as provided above, the 2006 Plan shall remain unchanged and in full force and effect.
Signature Page Follows

     IN WITNESS WHEREOF, upon authorization of the Board and the stockholders of the Company, the undersigned has caused this Amendment to the Cinemark Holdings, Inc. 2006 Long Term Incentive Plan to be executed on this 12th day of November, 2007.

CINEMARK HOLDINGS, INC.
By:	/s/ Alan. W. Stock
Alan W. Stock, Chief Executive Officer
Signature Page
to
First Amendment to 2006 Long Term Incentive Plan